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                       CONSENT OF INDEPENDENT ACCOUNTANTS



HealthAxis, Inc.
East Norriton, PA.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statements on Form S-8 (SEC File No. 33-43617, SEC File No. 33-43615 and SEC File No. 333-71223) of our report dated March 16, 2000, relating to the consolidated financial statements of HealthAxis, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



                                                    BDO SEIDMAN, LLP


Philadelphia, PA.
March 30, 2000